EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Mercantile Bank Corporation

Grand Rapids, MI

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 333-198067) and Form S-8 (Registration Nos. 333-91434, 333-103242, 333-117763, 333-119767, 333-138328, 333-152254, 333-170026 and 333-197072) of Mercantile Bank Corporation of our reports dated March 10, 2015 relating to the consolidated financial statements and the effectiveness of Mercantile Bank Corporation’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP

Grand Rapids, Michigan

March 10, 2015